UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2008

(Date of Report: Date of earliest event reported)

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware   000-24520   04-3021770

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 2.06 Material Impairments.

W Technologies, Inc. (the “Company”) has been notified that Betbrokers, PLC, located in England, and its subsidiaries have been under an administrator which, management has been told, is similar to a bankruptcy filing in the United States. Betbrokers, PLC’s stock has been suspended from trading on the London Stock Exchange “AIMS” market.  Betbrokers, PLC previously purchased the assets of W Technologies, Inc. through the issuance of shares of Betbrokers PLC’s stock to the Company. At this time, management of the Company assumes that all shares of Betbrokers, PLC’s stock the Company currently holds have no value.  The shares of Betbrokers were the only asset of the Company.  The Company has had no operations since it sold its assets to Betbrokers.  At this time, management of the Company has not determined what it will do given the loss of value of the Betbrokers, PLC’s stock.  Without the proceeds from the sale of the Betbrokers’ stock, the Company does not have the ability to pay existing and ongoing obligations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

W Technologies, Inc.

By: _/s/______________________________

Date: September 2, 2008

      Wayne Allyn Root